UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2022

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock, par value $0.0001 per share	LIXTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 7, 2022, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were:

Proposal 1: The election of seven director nominees to the Company’s Board of Directors to serve for a one-year term expiring at the 2023 annual meeting of stockholders.

Proposal 2: To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3: To approve a proposal to amend the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of common shares issuable thereunder by 1,800,000 shares.

The results of the voting were as follows:

Proposal 1 (election of directors):

Each of the director nominees to the Company’s Board of Directors was elected as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. John Kovach	7,253,572	664,003	2,930,767
Dr. Stephen Forman	7,214,029	703,546	2,930,767
Dr. Yun Yen	7,811,544	106,031	2,930,767
Gil N Schwartzberg	7,212,012	705,563	2,930,767
Regina Brown	7,803,957	113,618	2,930,767
Dr. René Bernards	7,813,148	104,427	2,930,767
Bas van der Baan	7,809,679	107,896	2,930,767

Proposal 2 (appointment of accounting firm):

Votes For	Votes Against	Abstain	Broker Non-Votes
10,786,234	54,345	7,763	0

Proposal 3 (amendment of 2020 Plan):

Votes For	Votes Against	Abstain	Broker Non-Votes
7,661,488	256,087	0	2,930,767

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2022	LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Registrant)

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer